Exhibit 10.1

                    AMENDMENT RELATING TO FINANCIAL COVENANTS


         THIS AMENDMENT (the "Amendment") with respect to the Credit Agreement referred to below is made and entered into as of the 31st day of March, 2001 by and among CHOICE ONE COMMUNICATIONS INC., a Delaware corporation (the "Company"), as Guarantor, its Subsidiaries (collectively, the "Borrowers") party to such Credit Agreement, FIRST UNION INVESTORS, INC., as Administrative Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent and the Lenders set forth on the signature pages hereto.

                              STATEMENT OF PURPOSE

         The Borrowers, the Company, the Lenders and the Agents are parties to that certain Second Amended and Restated Credit Agreement, dated as of August 1, 2000 (as previously amended, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have extended certain credit facilities to the Borrowers.

         The Company and the Borrowers have requested certain modifications to the financial covenants contained in Article X of the Credit Agreement, and the Agents and the Lenders have agreed to such request pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. CAPITAL TERMS. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

2. AMENDMENT. Article X of the Credit Agreement is hereby amended by deleting the existing Article X in its entirety and inserting in lieu thereof the provisions set forth on EXHIBIT A hereto.


3. EFFECTIVENESS. This Amendment shall be effective on the date that each of the following conditions has been satisfied:

          (a) AMENDMENT. The Administrative Agent shall have received a fully executed copy of this Amendment, executed by the Company, the Borrowers and the Required Lenders.

          (b) AMENDMENT FEES. The Borrowers shall have paid to each Lender executing this Amendment an amendment fee in an amount equal to 0.15% of such Lender's Commitment as of the date of this Amendment.

          (c) OTHER DOCUMENTS. The Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.

4. REPRESENTATIONS AND WARRANTIES; COVENANTS. By their execution hereof, the Company and the Borrowers hereby certify that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.

5. EFFECT OF THE AMENDMENT. Except for the amendments contemplated hereby, the Credit Agreement and the Loan Documents shall be and remain in full force and effect. The amendments granted herein are specific and limited and shall not constitute a modification, acceptance or waiver of any other provision or default of the Credit Agreement, the Loan Documents or any other document or instrument entered into in connection therewith or a further modification, acceptance or waiver of the provisions set forth therein.

6. EXPENSES. The Borrowers shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the negotiation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

7. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

8. COUNTERPARTS. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

9. FAX TRANSMISSION. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneously electronic transmission devise pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                            CHOICE ONE COMMUNICATIONS INC.,
                            as Guarantor and on behalf of the Borrowers
[CORPORATE SEAL]

                             By:                   /S/ JOHN J. ZIMMER
                                ------------------------------------------------
                                Name: John J. Zimmer
                                Title: Vice President Finance

                                 FIRST UNION INVESTORS, INC.,
                                 as Administrative Agent and Lender


                                 By:                       /S/ MARK L. COOK
                                    --------------------------------------------
                                    Name: Mark L. Cook
                                    Title: Senior Vice President

                                 GENERAL ELECTRIC CAPITAL
                                 CORPORATION,
                                 as Syndication Agent and Lender


                                 By:                          /S/ BRIAN P. WARD
                                    --------------------------------------------
                                    Name: Brian P. Ward
                                    Title: Manager-Operations

                                 MORGAN STANLEY SENIOR FUNDING,
                                 INC.,
                                 as Documentation Agent and Lender


                                 By:                       /S/ KEVIN LOCKHART
                                    --------------------------------------------
                                    Name: Kevin Lockhart
                                    Title: Vice President

                                 CIBC INC., as Lender


                                 By:                          /S/ TEFTA GHILAGA
                                    --------------------------------------------
                                    Name: Tefta Ghilaga
                                    Title:  Executive  Director,   CIBC  World
                                            Markets Corp. As Agent

                                 PNC BANK, NATIONAL ASSOCIATION,
                                 as Lender


                                 By:                     /S/ KEITH R. WHITE
                                    --------------------------------------------
                                    Name: Keith R. White
                                    Title: Vice President

                                 THE BANK OF NEW YORK,
                                 as Lender


                                 By:                    /S/ GEOFFREY C. BROOKS
                                    --------------------------------------------
                                    Name: Geoffrey C. Brooks
                                    Title: Senior Vice President

                          DRESDNER BANK AG, NEW YORK AND GRAND CAYMEN BRANCHES, as Lender


                          By:                   /S/ MICHAEL S. GREENBERG
                             ---------------------------------------------------
                             Name: Michael S. Greenberg
                             Title: Assistant Vice President



                          By:                   /S/ PATRICK A KELEHER
                             ---------------------------------------------------
                             Name: Patrick A. Keleher
                             Title: First Vice President

                      FORTIS CAPITAL CORP.,
                      as Lender


                      By:                      /S/ SVEIN ENGH
                         ---------------------------------------------------
                         Name: Svein Engh
                         Title: Managing Director



                      By:                      /S/ COLM KELLY
                         ---------------------------------------------------
                         Name:  Colm Kelly
                         Title: Assistant Vice President

























                                 IBM CREDIT CORPORATION,
                                 as Lender


                                 By:                       /S/ THOMAS S. CURCIO
                                    --------------------------------------------
                                    Name: Thomas S. Curcio
                                    Title: Manager of Credit

                                 CREDIT LYONNAIS NEW YORK BRANCH,
                                 as Lender


                                 By:                     /S/ PATRICK MCCARTHY
                                    Name: Patrick McCarthy
                                    Title:
                                           -------------------------------------

                                    EXHIBIT A


                                    ARTICLE X

                               FINANCIAL COVENANTS

         SECTION 10.1 STAGE 1 COVENANTS. Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 15.11 hereof, during the Stage 1 Covenant Period, the Borrowers on a Consolidated basis will not:

(a) TOTAL DEBT TO CONTRIBUTED CAPITAL RATIO: As of any date of determination, permit the ratio of Total Debt to Contributed Capital to exceed fifty percent (50%).

(b) TOTAL CONSOLIDATED DEBT TO CONTRIBUTED CONSOLIDATED CAPITAL RATIO. As of any date of determination, permit the ratio of Total Consolidated Debt to Contributed Consolidated Capital to exceed sixty-five percent (65%).

(c) MINIMUM REVENUE: As of any fiscal quarter end during the applicable period set forth below, permit Total Revenue for the fiscal quarter ending on such date to be less than the corresponding amount set forth below:
            --------------------------------------------------------------------
                Period Ending             Minimum Revenue (in thousands)
            --------------------------------------------------------------------
                 9/30/00                              $ 16,500

                 12/31/00                               29,000

                 3/31/01                                31,500

                 6/30/01                                38,200

                 9/30/01                                48,600

                 12/31/01                               62,500

                 3/31/02                                70,000

                 6/30/02                                80,000

                 9/30/02                                92,500

                 12/31/02                              102,500

                 3/31/03                               112,500

                 6/30/03                               122,500

                 9/30/03                               132,500

                 12/31/03                              140,000

                 3/31/04                               150,000

                 6/30/04                               157,000

                 9/30/04                               167,500

                 12/31/04                              175,000

                 3/31/05                               182,500

                 6/30/05                               190,000

                 9/30/05                               197,500

                 12/31/05                              205,000

                 3/31/06                               212,500

                 6/30/06                               220,000

                 9/30/06                               227,500

                 12/31/06                              235,000

                 3/31/07                               240,000

                 6/30/07                               247,500

                 9/30/07                               255,000

                 12/31/07                              262,500

                 3/31/08                               267,500

                 6/30/08                               275,000

                 9/30/08                               280,000

                 12/31/08                              287,500

                 3/31/09                               290,000
            --------------------------------------------------------------------

         (d) MAXIMUM EBITDA LOSSES/MINIMUM EBITDA: As of any fiscal quarter end during the applicable period set forth below, permit (i) EBITDA losses thereof for the fiscal quarter ending on such date to exceed the corresponding negative amount set forth below; PROVIDED, that for each fiscal quarter ending during 2000 and 2001, either (A) the EBITDA loss for such fiscal quarter shall not exceed the corresponding negative amount set forth below or (B) the cumulative EBITDA loss from July 1, 2000 to such fiscal quarter end shall not exceed the cumulative negative amounts set forth below for such period or (ii) permit EBITDA thereof to be less than the corresponding positive amount set forth below:

                         -------------------------------------------------------
                                                             Max EBITDA Losses/
                                 Period                Min EBITDA (in thousands)
                         -------------------------------------------------------
                                9/30/00                           (22,000)

                                12/31/00                          (25,000)

                                3/31/01                           (28,400)

                                6/30/01                           (22,400)

                                9/30/01                           (16,400)

                                12/31/01                          (10,040)

                                3/31/02                            (6,140)

                                6/30/02                               (237)

                                9/30/02                             5,122

                                12/31/02                           10,217

                                3/31/03                            17,000

                                6/30/03                            23,000

                                9/30/03                            28,000

                                12/31/03                           32,000

                                3/31/04                            38,000

                                6/30/04                            41,000

                                9/30/04                            45,000

                                12/31/04                           48,000

                                3/31/05                            53,000

                                6/30/05                            56,000

                                9/30/05                            59,000

                                12/31/05                           63,000

                                3/31/06                            66,000

                                6/30/06                            69,000

                                9/30/06                            72,000

                                12/31/06                           76,000

                                3/31/07                            78,000

                                6/30/07                            81,000

                                9/30/07                            85,000

                                12/31/07                           88,000

                                3/31/08                            90,000

                                6/30/08                            92,000

                                9/30/08                            94,000

                                12/31/08                           97,000

                                3/31/09                            98,000
                         -------------------------------------------------------

(e)  MAXIMUM  CAPITAL  EXPENDITURES:  As of the end of any Fiscal  Year,  permit
     Capital Expenditures for such Fiscal Year to exceed the corresponding amount set forth below:

                    ------------------------------------------------------------
                           Fiscal Year                        Maximum Capital
                             Ending                 Expenditures (in thousands)
                    ------------------------------------------------------------
                            12/31/00                              138,500

                            12/31/01                               99,500

                            12/31/02                               84,000

                            12/31/03                               70,000

                            12/31/04                               67,000

                            12/31/05                               64,000

                            12/31/06                               67,000

                            12/31/07                               70,000

                            12/31/08                               62,000
                    ------------------------------------------------------------

; PROVIDED that if the Borrowers make Capital Expenditures in any Fiscal Year in an amount less than the amount set forth above for any such Fiscal Year (such unused amount for any single Fiscal Year, or the cumulative unused amount for any number of Fiscal Years, as applicable, referred to below as the "Stage 1 Carryover Amount"), then (i) the Borrowers may make Capital Expenditures in any succeeding fiscal year in an amount not to exceed the sum of (A) the amount set forth above for such fiscal year and (B) the Stage 1 Carryover Amount and (ii) for purposes of determining whether any Capital Expenditure exceeds the maximum amount permitted for any given Fiscal Year, the Capital Expenditure for such Fiscal Year shall be applied first to the Stage 1 Carryover Amount then outstanding.

(f)  MINIMUM ASSET  COVERAGE:  As of any fiscal quarter end, permit the ratio of
     (i) the Total Debt of the Borrowers and their Subsidiaries as of such date to (ii) PP&E thereof as of such date to exceed 1.00 to 1.00.

SECTION 10.2 STAGE 2 COVENANTS. Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 15.11 hereof, during the Stage 2 Covenant Period (during which time the covenants set forth in Section 10.1 shall cease to be applicable) the Borrowers on a Consolidated basis will not:

(a) BORROWER LEVERAGE RATIO: As of any fiscal quarter end during the applicable period set forth below, permit the Borrower Leverage Ratio to exceed the corresponding ratio set forth below:

                   -------------------------------------------------------------
                             Period                                    Ratio
                   -------------------------------------------------------------
                       Stage 2 Effective
                          Date through
                           06/29/2004                               6.00 to 1.00


                       06/30/2004 through
                           06/29/2005                               5.00 to 1.00


                       06/30/2005 through
                           06/29/2006                               4.00 to 1.00



                         06/30/2006 and                             3.00 to 1.00
                           thereafter
                   -------------------------------------------------------------

(b) BORROWER FIXED CHARGE COVERAGE RATIO: As of any fiscal quarter end during the applicable period set forth below, permit the ratio of (i) EBITDA thereof for the six-month period ending on such fiscal quarter end TIMES two (2) to (ii) Borrower Fixed Charges for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to be less than the corresponding ratio set forth below:

                 ---------------------------------------------------------------
                              Period                                    Ratio
                 ---------------------------------------------------------------
                        Stage 2 Effective
                           Date through

                            06/29/2003                                   N/A



                        06/30/2003 through
                            06/29/2004                              1.00 to 1.00


                          06/30/2004 and
                            thereafter                              1.10 to 1.00
                 ---------------------------------------------------------------

(c) INTEREST COVERAGE RATIO: As of any fiscal quarter end during the applicable period set forth below, permit the ratio of (i) EBITDA thereof for the six-month period ending on such fiscal quarter end to (ii) cash Interest Expense thereof for the six-month period ending on such fiscal quarter end, to be less than the corresponding ratio set forth below:

                 ---------------------------------------------------------------
                                     Period                              Ratio
                 ---------------------------------------------------------------
                               Stage 2 Effective
                                  Date through
                                   06/29/2003                       1.50 to 1.00



                                   06/30/2003
                                      and
                                   thereafter                       2.00 to 1.00
                  --------------------------------------------------------------

(d)  MAXIMUM  CAPITAL  EXPENDITURES:  As of the end of any Fiscal  Year,  permit
     Capital Expenditures for such Fiscal Year to exceed the corresponding amount set forth below:

                    ------------------------------------------------------------
                           Fiscal Year                        Maximum Capital
                             Ending                 Expenditures (in thousands)
                    ------------------------------------------------------------
                            12/31/00                              138,500

                            12/31/01                              126,500

                            12/31/02                               84,000

                            12/31/03                               70,000

                            12/31/04                               67,000

                            12/31/05                               64,000

                            12/31/06                               67,000

                            12/31/07                               70,000

                            12/31/08                               62,000
                    ------------------------------------------------------------

; PROVIDED, that if the Borrowers make Capital Expenditures in any Fiscal Year (other than any Fiscal Year all or a part of which was included in the Stage 1 Covenant Period) in an amount less than the amount set forth above for any such Fiscal Year (such unused amount for any single Fiscal Year, or the cumulative unused amount for any number of Fiscal Years, as applicable, referred to below as the "Stage 2 Carryover Amount"), then (i) the Borrowers may make Capital Expenditures in any succeeding fiscal year in an amount not to exceed the sum of (A) the amount set forth above for such fiscal year and (B) the Stage 2 Carryover Amount and (ii) for purposes of determining whether any Capital Expenditure exceeds the maximum amount permitted for any given Fiscal Year, the Capital Expenditure for such Fiscal Year shall be applied first to the Stage 2 Carryover Amount then outstanding.

         SECTION 10.3 GUARANTOR COVENANT. Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 15.11 hereof, during the Stage 2 Covenant Period the Company on a Consolidated basis will not, as of any fiscal quarter end during the applicable period set forth below, permit the Company Leverage Ratio to be greater than the corresponding ratio set forth below:

                      ----------------------------------------------------------
                                Period                                 Ratio
                      ----------------------------------------------------------
                        Stage 2 Effective Date
                                through
                              06/29/2004                           10.00 to 1.00


                          06/30/2004 through
                              06/29/2005                            8.00 to 1.00


                          06/30/2005 through
                              06/29/2006                            6.00 to 1.00


                            06/30/2006 and
                              thereafter                            4.00 to 1.00

                      ----------------------------------------------------------